Exhibit 10.3

AMENDMENT NO. 2 TO THE THIRD AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SSSHT OPERATING PARTNERSHIP, L.P.

In accordance with Section 4.3(a)(i) and Article 11 of the Third Amended and Restated Limited Partnership Agreement dated May 1, 2018 (the “Partnership Agreement”) of SSSHT Operating Partnership, L.P. (the “Partnership”), the Partnership Agreement is hereby amended by this Amendment No. 2 thereto (this “Amendment”) to reflect certain changes in share classification of Strategic Student & Senior Housing Trust, Inc. (the “General Partner”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Partnership Agreement has previously been amended by Amendment No. 1 to the Partnership Agreement dated September 26, 2018 (“Amendment No. 1”), which revised certain definitions contained in the Partnership Agreement;

WHEREAS, the General Partner has filed, on the date herewith, Articles Supplementary to reclassify 200,000,000 authorized but unissued shares of Class T Common Stock of the General Partner as shares of Class Y Common Stock, $0.001 par value per share, of the General Partner (the “Class Y Common Stock”), and to reclassify 70,000,000 authorized but unissued shares of Class A Common Stock of the General Partner as shares of Class Z Common Stock, $0.001 par value per share, of the General Partner (the “Class Z Common Stock”), with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption described therein;

WHEREAS, the parties hereto desire to reflect certain changes in share classification and other changes by amending the Partnership Agreement as previously amended by Amendment No. 1, by entering into this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendments to Defined Terms

A.    The following are hereby added as additional defined terms in the Partnership Agreement:

Class Y REIT Shares means the REIT Shares classified as Class Y common stock in the Articles of Incorporation.

Class Y Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class Y Unit as provided in this Agreement.

Class Z REIT Shares means the REIT Shares classified as Class Z common stock in the Articles of Incorporation.

Class Z Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class Z Unit as provided in this Agreement.

B.    The following definitions are hereby revised and restated defined terms in the Partnership Agreement:

Invested Capital means the amount calculated by multiplying the total number of REIT Shares purchased by Stockholders by (a) the offering price for the Stock paid by such Stockholders in an Offering or (b) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Distributions attributable to Net Sale Proceeds, any Stockholder Servicing Fee attributable to the Class T REIT Shares and the Class Y REIT Shares, any Dealer Manager Servicing Fee attributable to the Class W REIT Shares and the Class Z REIT Shares, and any amounts paid by the General Partner to repurchase shares of Stock pursuant to a plan for repurchase of the General Partner’s Stock.

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class A Units, Class T Units, Class W Units, Class Y Units, Class Z Units, and Preferred Units. Without limitation on the authority of the General Partner as set forth in Section 4.3 hereof, the General Partner may designate any Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

REIT Share means a share of common stock, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), including Class A REIT Shares, Class T REIT Shares, Class W REIT Shares, Class Y REIT Shares, and Class Z REIT Shares, the terms and conditions of which are set forth in the Articles of Incorporation.

Section 2.    Amendments to Article 4 of the Partnership Agreement

A.    Section 4.3(a)(i)(A)(1) is hereby amended and restated as follows:

(A)(1)    the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.3 (without limiting the foregoing, for example, the Partnership shall issue Partnership Interests consisting of: Class A Units to the General Partner in connection with the issuance of Class A REIT Shares; Class T Units to the General Partner in connection with the issuance of Class T REIT Shares; Class W Units to the General Partner in connection with the issuance of Class W REIT Shares; Class Y Units in connection with the issuance of Class Y REIT Shares; and Class Z Units in connection with the issuance of Class Z REIT Shares), and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;

B.    Section 4.3(a)(ii)(B) is hereby amended and restated as follows:

the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership (without limiting the foregoing, for example, the Partnership shall issue Limited Partnership Interests consisting of: (1) Class A Units to the General Partner in connection with the issuance of Class A REIT Shares; (2) Class T Units to the General Partner in connection with the issuance of Class T REIT Shares; (3) Class W Units to the General Partner in connection with the issuance of Class W REIT Shares; (4) Class Y Units to the General Partner in connection with the issuance of Class Y REIT Shares; and (5) Class Z Units to the General Partner in connection with the issuance of Class Z REIT Shares); provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the Articles of Incorporation).

C.    The last sentence of Section 4.3(a)(ii) is hereby amended and restated as follows:

For example, in the event the General Partner issues REIT Shares of any class for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Common Units having the same class designation as the issued REIT Shares equal to the product of (A) the number of such REIT Shares of that class issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

Section 3.    Amendment to Article 5 of the Partnership Agreement

Section 5.2(a)(ii) is hereby amended and restated as follows:

the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date, provided that the aggregate distributions made hereunder to the holders of Class T Units and Class Y Units shall be reduced (but not below zero) by the aggregate Stockholder Servicing Fee payable by the General Partner with respect to the Class T REIT Shares and Class Y REIT Shares, respectively, with respect to such Record Date and the aggregate distributions made hereunder to the holders of Class W Units and Class Z Units shall be reduced (but not below zero) by the aggregate Dealer Manager Servicing Fee payable by the General Partner with respect to the Class W REIT Shares and Class Z REIT Shares, respectively, with respect to such Record Date.

Section 4.    Amendment to Article 6 of the Partnership Agreement

Section 6.10 is hereby amended and restated as follows:

6.10 Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares (without limiting the foregoing, for example, the Partnership shall purchase from the General Partner, Partnership Interests consisting of: (a) Class A Units in connection with the exchange of Class A REIT Shares; (b) Class T Units in connection with the exchange of Class T REIT Shares; (c) Class W Units in connection with the exchange of Class W REIT Shares; (d) Class Y Units in connection with the exchange of Class Y REIT Shares; and (e) Class Z Units in connection with the exchange of Class Z REIT Shares). Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor (without limiting the foregoing, for example, the Partnership shall redeem from the General Partner, Partnership Interests consisting of (a) Class A Units in connection with the exchange of Class A

REIT Shares; (b) Class T Units in connection with the exchange of Class T REIT Shares; (c) Class W Units in connection with the exchange of Class W REIT Shares; (d) Class Y Units in connection with the exchange of Class Y REIT Shares; and (e) Class Z Units in connection with the exchange of Class Z REIT Shares).

Section 5.    Continuation of the Partnership Agreement

The Partnership Agreement, Amendment No. 1 and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement, Amendment No. 1 and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by Amendment No. 1 or this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Partnership Agreement and Amendment No. 1, the provisions of this Amendment shall control.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of the      day of             , 2019.

SSSHT OPERATING PARTNERSHIP L.P.

By:	Strategic Student & Senior Housing Trust, Inc., its sole general partner

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer